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                                                                    Exhibit 99.1

                                                        SILVER TRIANGLE BUILDING
                                         25505 WEST TWELVE MILE ROAD, SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                            CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                                                        DATE: SEPTEMBER 21, 2006

                                             INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                                       TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                         IR@CREDITACCEPTANCE.COM

                                                             NASDAQ SYMBOL: CACC

       CREDIT ACCEPTANCE CORPORATION ANNOUNCES COMPLETION OF $50 MILLION
                                CREDIT FACILITY

SOUTHFIELD, MICHIGAN - SEPTEMBER 21, 2006 - CREDIT ACCEPTANCE CORPORATION (NASDAQ: CACC) (the "Company") announced today the completion of a $50.0 million credit facility with Variable Funding Capital Company LLC, a multi-seller commercial paper conduit administered by Wachovia Securities. Prior to this facility, the effective amount the Company's special purpose entities could borrow against collateral previously contributed by the Company to term securitizations decreased as those related term securitizations amortized. This facility allows the Company's special purpose entities to utilize more of their borrowing capacity throughout the life of the related term securitization.

The facility, which was entered into by the Company's wholly-owned subsidiary, Credit Acceptance Residual Funding LLC ("Residual Funding"), will allow Residual Funding to finance its purchase of trust certificates from special purpose entities (the "Term SPEs") that purchased loans to dealer-partners under the Company's term securitization transactions. Historically, the Term SPEs' residual interests in dealer loans, represented by their trust certificates, have proven to have value that increases as their term securitization obligations amortize. The new facility enables the Term SPEs to realize and distribute to the Company up to 65% of that value prior to the time the related term securitization senior notes are paid in full.

Residual Funding's interests in dealer loans, represented by its purchased trust certificates, are subordinated to the interests of term securitization senior noteholders but the entire arrangement is non-recourse to the Company.

Residual Funding did not make a draw on the facility at closing. The facility matures September 19, 2007 with draws under the facility bearing interest at a floating rate equal to LIBOR or the commercial paper rate plus 145 basis points.

The Company's contracted relationship with its dealer-partners remains unaffected. The dealer-partners' rights to future payments of dealer holdback are preserved and the Company will continue to recognize its servicing fee on amounts collected.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC. For more information, visit creditacceptance.com.


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